EXHIBIT 99.2

Equity One 2003-3 (Preliminary Info)
Sen/Sub, Y
Fixed Subs

MI down to 80
                                                                   Assumptions
                                                           ---------------------
---------------------------------------
Settlement         31-Jul-2003             100% PPC              Fixed22 HEP
1st Pay Date       25-Aug-2003                                     Arm28 CPR
---------------------------------------


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Tranche        Collateral       Approximate       Principal       Avg
Name             Group           Balance           Window        Life     Dur
--------------------------------------------------------------------------------
AF-1             Gr. 1A           285,662,000   08/03 - 09/11    3.23    2.92



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S&P, Moody's, Fitch
Indicative Levels
AAA             84.50
AA               6.00
A                5.50
BBB+             3.00
BBB              1.00
Target OC        4.00
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
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To Call                     0% PPC             50%PPC            75%PPC         100%PPC        125%PPC        150%PPC        200%PPC
AF-1 (Fixed)
WAL                        15.85                   5.94            4.26            3.23           2.53           1.96           1.27
Mod Durn                   11.46                   5.03            3.75            2.92           2.33           1.84           1.22
Principal Window   Aug03 - Feb32          Aug03 - Mar18   Aug03 - Jun14   Aug03 - Sep11  Aug03 - Jan10  Aug03 - Oct08  Aug03 - Mar06
Principal # Months           343                    176             131              98             78             63             32
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

*Modified Duration calculated based on Par Pricing

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